EXHIBIT 22(C)(VI)


                    [LOGO OF BRIDGES INVESTMENT FUND, INC.]


                               COVERDELL EDUCATION
                           SAVINGS ACCOUNT APPLICATION

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Mail to: Bridges Investment Fund, Inc.                           Overnight Express Mail to: Bridges Investment Fund, Inc.
         c/o U.S. Bancorp Fund Services, LLC                                                c/o U.S. Bancorp Fund Services, LLC
         PO Box 701                                                                         615 E. Michigan St.  FL 3
         Milwaukee, WI  53201-0701                                                          Milwaukee, WI  53202-5207

                                    For additional information, please call toll-free 1-866-934-4700.

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In compliance  with the USA PATRIOT Act, all mutual funds are required to obtain the  following  information  for all  registered owners and all authorized  individuals:  full name, date of birth,  Social Security number,  and permanent  street address.  This information  will be used to verify your true identity.  We will return your  application if any of this  information is missing, and we may request  additional  information  for you for  verification  purposes.  In the rare event that we are unable to verify your identity,  the Fund reserves the right to redeem your account as an  age-appropriate  distribution  at the current day's net asset value.
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1.  DESIGNATED                  ____________________________________            ______________________________________
    BENEFICIARY                 FIRST NAME                      M.I.            LAST NAME

    (Account Holder)            ____________________________________            ______________________________________
                                PERMANENT STREET ADDRESS                        CITY / STATE / ZIP
                                (PO BOX NOT ACCEPTABLE)

                                _____________________________________________   ______________________________________
                                SOCIAL SECURITY NUMBER                          BIRTH DATE (Mo / Dy / Yr)

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2.  RESPONSIBLE                 ________________________________     ___        ______________________________________
    PARTY                       FIRST NAME                           M.I.       LAST NAME
                                _____________________________________           ______________________________________
                                PERMANENT STREET ADDRESS (PO BOX NOT            CITY / STATE / ZIP
                                ACCEPTABLE)

                                _____________________________________           ______________________________________
                                DAYTIME PHONE NUMBER                            RELATIONSHIP TO DESIGNATED BENEFICIARY

                                _____________________________________           ______________________________________
                                SOCIAL SECURITY NUMBER                          BIRTH DATE (Mo / Dy / Yr)

                                _____________________________________           ______________________________________
                                DRIVER'S LICENSE OR STATE ID NUMBER             STATE OF ISSUE

                                THE FOLLOWING 2 OPTIONS WILL BE ADDED TO YOUR ACCOUNT.  IF YOU DO NOT WANT THESE OPTIONS, CHECK
                                THE BOXES BELOW.
                                I.  The responsible party wishes to continue to control the account after the Account Holder attains age of majority in his/her state in accordance with the terms described in the optional portion of Article VI of the Coverdell Education Savings Account agreement.
                                       |_|  The responsible party does not wish to control the account after age of majority.

                                II. The responsible party may change the beneficiary designated under this agreement to another member of the designated beneficiary's family described in Article VII of the
                                    Coverdell Education Savings Account agreement.
                                       |_|  The responsible party may not change the beneficiary.

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3.  ACCOUNT TYPE                Select one of the following account types:
                                |_|  Coverdell Education Savings Account (CESA)
    Refer to disclosure              For the Tax year __________.
    statement for eligibility
    requirements and            |_|  Rollover Account - specify the type of rollover:
    contribution limits.                |_| Account Holder's CESA to Account Holder's CESA
                                        |_| Qualifying Family member's CESA to Account Holder's CESA

                                |_|    Transfer Account - a direct transfer from current CESA custodian
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4. INVESTMENT CHOICES:           |_|  By check: Make check payable to Bridges Investment Fund, Inc.  $ _____________
    ($1000 Minimum)
                                 |_|  By wire: Call 1-866-934-4700.  Indicate amount of wire  $ ____________

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5.  AUTOMATIC INVESTMENT PLAN            If you choose this option, funds will be automatically transferred from your bank account monthly.  Please attach a voided check to Section 6 of this application.  We
    Your signed application              are unable to debit mutual fund or pass-through ("for further credit") accounts.
    must be received at least
    15 business days prior to            PLEASE KEEP IN MIND THAT:
    initial transaction.                 o    There is a $25 fee if the automatic purchase cannot be made (assessed by redeeming shares from your account).
                                         o    Participation in the plan will be terminated upon redemption of all shares.

       Amount per Draw ($100 Minimum)                     AIP Start Month                             AIP Start Day

      $_______________________________           ________________________________           _________________________________

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6.  VOIDED CHECK FOR                Based on the instructions in Section 5, funds will be automatically transferred from the
    BANK INFORMATION                checking account on the slip below:

    Your signed application
    must be received at least
    15 business days prior to
    initial transaction.

    Please include a voided
    bank check.
                                                                           PLEASE ATTACH
                                                                            VOIDED CHECK
                                                                                HERE

                                    o        $25.00 fee will be assessed if your bank refuses the automatic purchase draw.
                                    o        Participation in the plan will be terminated upon redemption of all shares.
                                    o        Automatic Investments will be reported as current year contributions.

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7.  BENEFICIARY INFORMATION    (IF YOU NEED MORE SPACE, PLEASE ENCLOSE A SEPARATE SHEET OF PAPER.)

    PRIMARY

    _____________________________   ____________   __________________   ____________________   _______   _______
    NAME                            RELATIONSHIP   CITY / STATE / ZIP   SOCIAL SECURITY NUMBER DOB       %

    _____________________________   ____________   __________________   ____________________   _______   _______
    NAME                            RELATIONSHIP   CITY / STATE / ZIP   SOCIAL SECURITY NUMBER DOB       %

    SECONDARY

    _____________________________   ____________   __________________   ____________________   _______   _______
    NAME                            RELATIONSHIP   CITY / STATE / ZIP   SOCIAL SECURITY NUMBER DOB       %

    _____________________________   ____________   __________________   ____________________   _______   _______
    NAME                            RELATIONSHIP   CITY / STATE / ZIP   SOCIAL SECURITY NUMBER DOB       %
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8.   SIGNATURE                 I have read and understand the Disclosure Statement and Custodial Account Agreement.  I adopt the Bridges Investment Fund, Inc. Custodial Account Agreement, as it may be revised from time to time, and appoint the Custodian or its agent to perform those functions and appropriate administrative services specified.  I have received and read the prospectus for the Bridges
                               Investment Fund, Inc. (the "Fund").  I understand the Fund's objectives and policies and agree to be bound to the terms of the prospectus. I acknowledge and consent to the householding (i.e.
                               consolidation of mailings) of documents such as prospectuses, shareholder reports, proxies, and other similar documents.  I may contact the Fund to revoke my consent.  I agree to notify the
                               Fund of any errors or discrepancies within 45 days after the date of the statement confirming a transaction.  The statement will be deemed to be correct, and the Fund and its transfer agent shall not be liable if I fail to notify Bridges Investment Fund, Inc. within such time period.
                               I certify that I, as the Responsible Party, am of legal age and have the legal capacity to make this purchase.

                               I understand that the fees relating to my account may be collected by redeeming sufficient shares.  The Custodian may change the fee schedule at any time.

                               I authorize the Fund to perform a credit check based on the information provided, if necessary.

                               The Fund, its transfer agent, and any officers, directors, employees, or agents of these entities (collectively " Bridges Investment Fund, Inc.") will not be responsible for banking
                               system delays beyond their control.  By completing section 5,   I authorize my bank to honor all
                               entries to my bank account initiated through U.S. Bank, NA, on behalf of the applicable Fund.
                               Bridges Investment Fund, Inc. will not be liable for acting upon instruction believed to be genuine and in accordance with the procedures described in the prospectus or the rules of the
                               Automated Clearing House.  When AIP transactions are presented, sufficient collected Fund must be in my account to pay them.  I agree that my bank's treatment and rights to respect each entry shall be the same as if it were signed by me personally.  I agree that if any such entries are dishonored with good or sufficient cause, my bank shall be under no liability whatsoever.  I further agree that any such authorization, unless previously terminated by my bank in writing, is to remain in effect until the Fund's transfer agent receives and has had reasonable amount of time to act upon a written notice of revocation.

                               ______________________________________________________         ________________________
                               DEPOSITOR / LEGALLY RESPONSIBLE INDIVIDUAL'S SIGNATURE         DATE (Mo / Dy / Yr)

                               Appointment as Custodian accepted:
                               U.S. Bank, NA

                               /s/ [Illegible]

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9.   DEALER INFORMATION
                         _______________________________________________   _____________________________________________________
     Please be sure to   DEALER NAME                                       REPRESENTATIVE'S LAST NAME       FIRST NAME      MI
     complete
     representative's    DEALER HEAD OFFICE INFORMATION:                   REPRESENTATIVE'S BRANCH OFFICE INFORMATION:
     first name and
     middle initial.     _______________________________________________   _____________________________________________________
                         ADDRESS                                           ADDRESS

                         _______________________________________________   _____________________________________________________
                         CITY / STATE / ZIP                                CITY / STATE / ZIP

                         _______________________________________________   _____________________________________________________
                         TELEPHONE NUMBER                                  TELEPHONE NUMBER
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    BEFORE YOU MAIL, HAVE YOU:
    |_| Completed all USA PATRIOT Act required information?        |_| Enclosed your check made payable to Bridges Investment
       -     Social Security or Tax ID numbers in Sections 1           Fund, Inc.?
             and 2?                                                |_| Included a voided check, if applicable?
       -     Birth dates in Sections 1 and 2?                      |_| Signed your application in Section 8?
       -     Full names in Sections 1 and 2?
       -     Permanent street addresses in Sections 1 and 2?
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